News Release

Virtus Investment Partners Announces Financial Results for the Fourth Quarter 2016

▪	EPS of $1.87; EPS, As Adjusted, of $1.75

▪	Total Sales of $2.6B; Net Flows of ($0.4)B; AUM of $45.4B

Hartford, CT, January 25, 2017 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended December 31, 2016.

Financial Highlights (Unaudited)
(Dollars in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	12/31/2016	12/31/2015	Change	9/30/2016	Change

U.S. GAAP Financial Measures
Revenues	$79.9	$86.1	(7%)	$82.3	(3%)
Operating expenses	$67.1	$69.6	(4%)	$65.8	2%
Operating income	$12.8	$16.5	(23%)	$16.5	(23%)
Operating margin	16.0%	19.2%		20.1%
Net income attributable to common stockholders	$12.4	$6.6	87%	$15.6	(20%)
Earnings per share - diluted	$1.87	$0.76	146%	$1.99	(6%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$64.0	$66.7	(4%)	$65.1	(2%)
Operating expenses, as adjusted	$45.9	$47.3	(3%)	$44.8	2%
Operating income, as adjusted	$18.2	$19.4	(6%)	$20.3	(10%)
Operating margin, as adjusted	28.4%	29.1%		31.2%
Net income attributable to common stockholders, as adjusted	$11.6	$11.9	(3%)	$12.9	(10%)
Earnings per share - diluted, as adjusted	$1.75	$1.37	28%	$1.64	7%

(1) See the information beginning on page 9 for a reconciliation to their most directly comparable U.S. GAAP measures and other important disclosures.

Earnings Summary

The company presents U.S. GAAP earnings information and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented most accurately reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 9 of this earnings release.

Virtus Investment Partners, Inc. 2.

GAAP Results

Fourth quarter operating income decreased from the prior quarter on slightly lower revenues and higher operating expenses due primarily to $3.3 million of acquisition-related costs associated with the pending acquisition of RidgeWorth Investments.
Earnings per diluted common share of $1.87 decreased from $1.99 in the third quarter. Fourth quarter earnings per share included a $0.65 benefit from the release of a deferred tax asset valuation allowance related to realized capital losses, ($0.49) of unrealized losses on investments, and ($0.31) of acquisition-related costs. Third quarter earnings per share included $0.53 of unrealized gains on investments and ($0.15) of severance costs.
The effective tax rate of 4 percent included the release of a $4.1 million valuation allowance related to certainty of the realizability of capital losses.
Non-GAAP Results
Operating income, as adjusted, and the related margin decreased sequentially on lower revenues, as adjusted, resulting from lower investment management fees, as adjusted, and higher operating expenses, as adjusted. Investment management fees, as adjusted, decreased 2 percent from the third quarter, which included a $0.7 million incentive fee on a CLO. Other operating expenses, as adjusted, increased 7 percent from the third quarter due to higher sales and marketing and product-related costs.
Net income attributable to common stockholders, as adjusted, of $1.75 per diluted common share included a partial-quarter benefit of $0.27 from the reduced share count following the October repurchase of 1.7 million shares from Bank of Montreal.
The effective tax rate, as adjusted, of 38 percent was relatively unchanged from prior periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

Asset Flows and Assets Under Management
(in billions)

	Three Months Ended			Three Months Ended
	12/31/2016	12/31/2015	Change	9/30/2016	Change
Ending assets under management	$45.4	$47.4	(4%)	$46.5	(3%)
Average assets under management	$45.3	$48.5	(7%)	$45.5	(1%)
Gross sales	$2.6	$3.2	(17%)	$3.1	(15%)
Net flows	$(0.4)	$(1.1)	67%	$0.5	N/M

N/M - Not Meaningful

Assets under management of $45.4 billion at December 31, 2016 decreased 3 percent from September 30, 2016 due to market depreciation and net outflows.

Total sales of $2.6 billion decreased 15 percent sequentially. Lower sales, primarily in institutional, more than offset higher sales in exchange traded funds (ETFs), which reflect the December launch of the Virtus Newfleet Dynamic Credit ETF. Institutional sales decreased $0.3 billion from the third quarter, which included a significant domestic REIT mandate at Duff and Phelps Investment Management. The $0.2 billion sequential-quarter decrease in mutual fund sales is primarily attributable to lower model-related sales in the Emerging Markets Opportunities Fund. Total sales increased in all product categories except open-end funds when compared to the prior-year quarter.

Net flows were ($0.4) billion, a decrease from $0.5 billion in the third quarter and an improvement from ($1.1) billion in the prior-year quarter. The decrease from the sequential quarter resulted from higher net outflows in mutual funds that offset continued positive flows in separately managed accounts, ETFs and institutional. The improvement over the prior-year quarter reflects lower mutual fund redemptions and positive flows in all other product categories. Mutual fund net flows in the fourth quarter were ($0.7) billion compared with ($0.3) billion in the third quarter and ($1.2) billion in the prior-year quarter. The sequential-quarter change reflects net outflows in the Emerging Markets Opportunities Fund; the year-over-year improvement is due to lower redemptions in domestic equity strategies.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Balance Sheet Highlights (Unaudited)
(in millions)

	As of			As of
	12/31/2016	12/31/2015	Change	9/30/2016	Change
Cash and cash equivalents	$64.6	$87.6	(26%)	$165.4	(61%)
Seed capital investments (1)	180.1	273.7	(34%)	179.1	1%
Investments - other (2)	29.1	60.2	(52%)	38.4	(24%)
Total - cash and investments	$273.8	$421.5	(35%)	$382.9	(28%)

Deferred taxes, net	$47.5	$54.1	(12%)	$44.6	7%
Dividends payable	$3.5	$4.2	(17%)	$4.1	(15%)
Debt	$30.0	$—	N/M	$—	N/M
Total equity attributable to stockholders	$321.7	$509.6	(37%)	$469.8	(32%)

Working capital (3)	$27.7	$71.8	(61%)	$150.4	(82%)
Ending shares outstanding	5.889	8.399	(30%)	7.610	(23%)

(1) Represents the company’s investments in sponsored investment products including the company's investment in consolidated sponsored investment products (CSIPs), net of noncontrolling interests. For the periods ending December 31, 2016, December 31, 2015, and September 30, 2016, net assets of CSIPs represent $150.0 million, $343.5 million, and $141.8 million of total assets, $4.1 million, $15.4 million, and $2.9 million of total liabilities, and $37.3 million, $73.9 million, and $30.3 million of redeemable noncontrolling interests, respectively.
(2) Investments that are not related to the company’s seed investments, including mutual funds and an investment in a company-managed CLO, which is a consolidated investment product. For the periods ended December 31, 2016 and September 30, 2016, the investment in the consolidated investment product consisted of $367.0 million and $377.0 million of total assets and $341.3 million and $349.6 million of total liabilities, respectively.
(3) Defined as cash and investments plus accounts receivable, net, less seed capital investments, a company-managed CLO, accrued compensation and benefits, accounts payable and accrued liabilities, and dividends payable
N/M - Not Meaningful

During the quarter, the company repurchased 1.7 million shares held by Bank of Montreal using cash on hand and $30.0 million drawn from its credit facility. The repurchase returned $161.5 million of capital to shareholders and reduced ending shares outstanding by 22.7 percent. Cash and investments were $46 on a per-share basis at December 31, 2016.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, January 25, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available in the Investor Relations section of www.virtus.com or by telephone at 877-930-7765 if calling from within the U.S. or 253-336-7413 if calling from outside the U.S. (Conference ID: 57443742). A replay of the call will be available through February 1, 2017 by telephone at 855-859-2056 if calling from within the U.S. or 404-537-3406 if calling from outside the U.S. (Conference ID: 57443742). The presentation that will be reviewed as part of the conference call will be available in the Presentations section of www.virtus.com.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, and Virtus ETF Solutions. Additional information can be found at www.virtus.com.

Contacts

Jeanne Hess, Investor Relations (860) 263-4730 jeanne.hess@virtus.com	Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Year Ended
	12/31/2016	12/31/2015	Change	9/30/2016	Change	12/31/2016	12/31/2015	Change
Revenues
Investment management fees	$58,996	$60,611	(3%)	$60,398	(2%)	$235,230	$264,865	(11%)
Distribution and service fees	11,489	14,246	(19%)	12,116	(5%)	48,250	67,066	(28%)
Administration and transfer agent fees	9,176	11,014	(17%)	9,588	(4%)	38,261	48,247	(21%)
Other income and fees	189	244	(23%)	222	(15%)	813	1,799	(55%)
Total revenues	79,850	86,115	(7%)	82,324	(3%)	322,554	381,977	(16%)
Operating Expenses
Employment expenses	33,457	34,376	(3%)	33,142	1%	135,641	137,095	(1%)
Distribution and other asset-based expenses	16,136	19,831	(19%)	17,380	(7%)	69,049	89,731	(23%)
Other operating expenses	15,660	12,498	25%	11,392	37%	50,274	63,901	(21%)
Other operating expenses of consolidated sponsored investment products	488	1,239	(61%)	611	(20%)	3,009	4,134	(27%)
Other operating expenses of consolidated investment products	23	—	N/M	24	(4%)	3,944	—	N/M
Restructuring and severance	—	—	—%	1,879	N/M	4,270	—	N/M
Depreciation and other amortization	700	881	(21%)	754	(7%)	3,092	3,443	(10%)
Amortization expense	603	784	(23%)	604	—%	2,461	3,295	(25%)
Total operating expenses	67,067	69,609	(4%)	65,786	2%	271,740	301,599	(10%)
Operating Income	12,783	16,506	(23%)	16,538	(23%)	50,814	80,378	(37%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	1,398	332	321%	961	45%	4,982	(862)	N/M
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	(3,110)	(4,910)	37%	3,536	N/M	3,818	(23,181)	N/M
Realized and unrealized gain (loss) of consolidated investment product, net	(4,030)	(2,784)	(45%)	144	N/M	(1,070)	(3,505)	69%
Other income, net	626	75	N/M	250	150%	1,089	898	21%
Total other income (expense), net	(5,116)	(7,287)	30%	4,891	N/M	8,819	(26,650)	N/M
Interest Income (Expense)
Interest expense	(290)	(141)	(106%)	(128)	(127%)	(679)	(523)	(30%)
Interest and dividend income	630	355	77%	221	185%	1,743	1,261	38%
Interest and dividend income of investments of consolidated sponsored investment products	1,488	3,184	(53%)	1,364	9%	7,509	11,504	(35%)
Interest expense of consolidated investment product	(1,104)	(482)	(129%)	(3,788)	71%	(11,292)	(484)	N/M
Interest income of consolidated investment product	4,058	2,114	92%	4,047	—%	12,893	2,157	498%
Total interest income, net	4,782	5,030	(5%)	1,716	179%	10,174	13,915	(27%)
Income Before Income Taxes	12,449	14,249	(13%)	23,145	(46%)	69,807	67,643	3%
Income tax expense	532	8,612	(94%)	6,869	(92%)	21,044	36,972	(43%)
Net Income	11,917	5,637	111%	16,276	(27%)	48,763	30,671	59%
Noncontrolling interests	509	999	(49%)	(651)	N/M	(261)	4,435	N/M
Net Income Attributable to Common Stockholders	$12,426	$6,636	87%	$15,625	(20%)	$48,502	$35,106	38%
Earnings Per Share - Basic	$1.94	$0.78	149%	$2.04	(5%)	$6.34	$3.99	59%
Earnings Per Share - Diluted	$1.87	$0.76	146%	$1.99	(6%)	$6.20	$3.92	58%
Cash Dividends Declared Per Share	$0.45	$0.45	—%	$0.45	—%	$1.80	$1.80	—%
Weighted Average Shares Outstanding - Basic	6,413	8,562	(25%)	7,676	(16%)	7,648	8,797	(13%)
Weighted Average Shares Outstanding - Diluted	6,627	8,726	(24%)	7,854	(16%)	7,822	8,960	(13%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
By product (period end):
Open-End Funds (1)	$28,882.1	$26,536.0	$24,813.8	$25,266.4	$23,432.8
Closed-End Funds	6,222.3	6,543.6	6,959.6	6,887.3	6,757.4
Exchange Traded Funds	340.8	353.6	399.4	460.6	596.8
Separately Managed Accounts (2)	6,784.4	7,021.1	7,407.2	7,924.8	8,473.5
Institutional Accounts (2)	5,155.7	5,196.9	5,589.7	6,000.4	6,105.8
Total	$47,385.3	$45,651.2	$45,169.7	$46,539.5	$45,366.3

By product (average) (3)
Open-End Funds (1)	$30,017.6	$27,295.9	$25,537.7	$25,149.9	$24,223.1
Closed-End Funds	6,378.5	6,152.3	6,659.9	6,853.4	6,668.9
Exchange Traded Funds	343.4	337.1	371.9	426.0	490.1
Separately Managed Accounts (2)	6,552.7	6,768.4	7,015.0	7,413.6	7,898.6
Institutional Accounts (2)	5,199.9	5,112.4	5,223.9	5,687.6	6,015.0
Total	$48,492.1	$45,666.1	$44,808.4	$45,530.5	$45,295.7

By asset class (period end):
Equity	$28,314.9	$27,061.4	$26,206.9	$26,669.5	$25,822.3
Fixed Income	15,115.6	14,994.2	15,450.6	15,756.8	15,523.6
Alternatives (4)	3,468.7	3,091.0	3,056.8	3,691.6	3,548.3
Other (5)	486.1	504.6	455.4	421.6	472.1
Total	$47,385.3	$45,651.2	$45,169.7	$46,539.5	$45,366.3

Assets Under Management - Average Net Management Fees Earned (6)
(In basis points)

	Three Months Ended
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
Open-End Funds (1)	46.0	47.3	49.4	50.1	50.5
Closed-End Funds	66.3	65.4	65.4	65.9	66.5
Exchange Traded Funds	29.1	34.6	36.2	32.4	24.6
Separately Managed Accounts (2)	54.4	56.1	55.2	53.2	52.8
Institutional Accounts (2)	34.4	36.7	36.2	41.5	37.2
All Products	48.4	49.7	51.1	51.8	51.2

(1) Includes assets under management of open-end and variable insurance funds
(2) Includes assets under management related to option strategies
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter
- Institutional Accounts - average of month-end balances in quarter
(4) Consists of real estate securities, master-limited partnerships, and other
(5) Consists of option strategies
(6) Represents net investment management fees divided by average assets. Net investment management fees are defined as investment management fees, as adjusted, less fees paid to third party service providers for investment management related services. For the three months ended December 31, 2016, the impact of third party service providers for investment management related services on Open-End Funds and All Products was 1.7 and 1.1 basis points, respectively.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Asset Flows by Product
(In millions)

	Three Months Ended					Year Ended
	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2015	12/31/2016
Open-End Funds (1)
Beginning balance	$29,716.4	$28,882.1	$26,536.0	$24,813.8	$25,266.4	$37,514.2	$28,882.1
Inflows	2,546.9	2,193.4	1,351.9	1,882.5	1,642.3	10,046.8	7,070.1
Outflows	(3,702.0)	(4,794.3)	(3,799.8)	(2,139.4)	(2,384.2)	(17,010.5)	(13,117.7)
Net Flows	(1,155.1)	(2,600.9)	(2,447.9)	(256.9)	(741.9)	(6,963.7)	(6,047.6)
Market performance	425.2	295.9	887.5	736.5	(1,021.2)	(1,511.5)	898.7
Other (2)	(104.4)	(41.1)	(161.8)	(27.0)	(70.5)	(156.9)	(300.4)
Ending balance	$28,882.1	$26,536.0	$24,813.8	$25,266.4	$23,432.8	$28,882.1	$23,432.8

Closed-End Funds
Beginning balance	$6,349.8	$6,222.3	$6,543.6	$6,959.6	$6,887.3	$7,581.4	$6,222.3
Inflows	—	—	—	—	—	—	—
Outflows	—	—	(103.3)	—	—	—	(103.3)
Net Flows	—	—	(103.3)	—	—	—	(103.3)
Market performance	18.7	421.3	481.7	(63.3)	(44.8)	(811.9)	794.9
Other (2)	(146.2)	(100.0)	37.6	(9.0)	(85.1)	(547.2)	(156.5)
Ending balance	$6,222.3	$6,543.6	$6,959.6	$6,887.3	$6,757.4	$6,222.3	$6,757.4

Exchange Traded Funds
Beginning balance	$306.9	$340.8	$353.6	$399.4	$460.6	$—	$340.8
Inflows	57.7	62.3	52.8	66.9	200.8	342.8	382.8
Outflows	(23.0)	(33.8)	(20.8)	(19.6)	(50.6)	(49.0)	(124.8)
Net Flows	34.7	28.5	32.0	47.3	150.2	293.8	258.0
Market performance	1.6	(13.6)	17.4	19.4	(2.9)	(27.9)	20.3
Other (2)	(2.4)	(2.1)	(3.6)	(5.5)	(11.1)	74.9	(22.3)
Ending balance	$340.8	$353.6	$399.4	$460.6	$596.8	$340.8	$596.8

Separately Managed Accounts (3)
Beginning balance	$6,539.6	$6,784.4	$7,021.1	$7,407.2	$7,924.8	$6,884.8	$6,784.4
Inflows	332.8	399.2	444.2	516.1	466.0	1,291.9	1,825.5
Outflows	(396.6)	(364.3)	(314.6)	(182.0)	(296.0)	(1,428.6)	(1,156.9)
Net Flows	(63.8)	34.9	129.6	334.1	170.0	(136.7)	668.6
Market performance	312.0	210.8	246.5	189.9	376.3	70.7	1,023.5
Other (2)	(3.4)	(9.0)	10.0	(6.4)	2.4	(34.4)	(3.0)
Ending balance	$6,784.4	$7,021.1	$7,407.2	$7,924.8	$8,473.5	$6,784.4	$8,473.5

Institutional Accounts (3)(4)
Beginning balance	$5,025.0	$5,155.7	$5,196.9	$5,589.7	$6,000.4	$4,722.0	$5,155.7
Inflows	226.6	186.2	541.2	612.5	321.7	1,008.3	1,661.6
Outflows	(181.3)	(276.6)	(305.5)	(252.4)	(275.1)	(526.1)	(1,109.6)
Net Flows	45.3	(90.4)	235.7	360.1	46.6	482.2	552.0
Market performance	120.4	148.4	153.6	60.3	70.4	46.2	432.7
Other (2)	(35.0)	(16.8)	3.5	(9.7)	(11.6)	(94.7)	(34.6)
Ending balance	$5,155.7	$5,196.9	$5,589.7	$6,000.4	$6,105.8	$5,155.7	$6,105.8

Total
Beginning balance	$47,937.7	$47,385.3	$45,651.2	$45,169.7	$46,539.5	$56,702.4	$47,385.3
Inflows	3,164.0	2,841.1	2,390.1	3,078.0	2,630.8	12,689.8	10,940.0
Outflows	(4,302.9)	(5,469.0)	(4,544.0)	(2,593.4)	(3,005.9)	(19,014.2)	(15,612.3)
Net Flows	(1,138.9)	(2,627.9)	(2,153.9)	484.6	(375.1)	(6,324.4)	(4,672.3)
Market performance	877.9	1,062.8	1,786.7	942.8	(622.2)	(2,234.4)	3,170.1
Other (2)	(291.4)	(169.0)	(114.3)	(57.6)	(175.9)	(758.3)	(516.8)
Ending balance	$47,385.3	$45,651.2	$45,169.7	$46,539.5	$45,366.3	$47,385.3	$45,366.3

(1) Includes assets under management of open-end and variable insurance funds
(2) Represents open-end and closed-end mutual fund distributions, net of reinvestments, net flows of cash management strategies, net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), and the impact on assets from the use of leverage
(3) Includes assets under management related to option strategies
(4) Includes assets under management related to structured products. Effective April 1, 2016, the issuance/(repayment) of structured product notes are reported as inflows/(outflows). Prior to April 1, 2016, all changes in structured product AUM were reported as a component of Other.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Non-GAAP Information and Reconciliations
(In thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Total revenues, GAAP	$79,850	$86,115	$82,324
Distribution and other asset-based expenses (1)	(16,136)	(19,831)	(17,380)
Consolidated investment products revenues (2)	329	377	191
Total revenues, as adjusted	$64,043	$66,661	$65,135

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Total operating expenses, GAAP	$67,067	$69,609	$65,786
Distribution and other asset-based expenses (1)	(16,136)	(19,831)	(17,380)
Consolidated investment products expenses (2)	(511)	(1,239)	(635)
Amortization of intangible assets (3)	(603)	(784)	(604)
Restructuring and severance (4)	—	—	(1,879)
Other (6)	(3,958)	(497)	(445)
Total operating expenses, as adjusted	$45,859	$47,258	$44,843

Reconciliation of Operating Income, GAAP to Operating Income, as Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Operating income, GAAP	$12,783	$16,506	$16,538
Consolidated investment products operating income (2)	840	1,616	826
Amortization of intangible assets (3)	603	784	604
Restructuring and severance (4)	—	—	1,879
Other (6)	3,958	497	445
Operating income, as adjusted	$18,184	$19,403	$20,292

Operating margin, GAAP	16.0%	19.2%	20.1%
Operating margin, as adjusted	28.4%	29.1%	31.2%

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Reconciliation of Net Income Attributable to Common Stockholders, GAAP to Net Income Attributable to Common
Stockholders, as Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Net income attributable to common stockholders, GAAP	$12,426	$6,636	$15,625
Amortization of intangible assets, net of tax (3)	376	481	378
Restructuring and severance, net of tax (4)	—	—	1,177
Seed capital and CLO investments, net of tax (5)	(3,670)	4,264	(4,571)
Other, net of tax (6)	2,468	550	279
Net income attributable to common stockholders, as adjusted	$11,600	$11,931	$12,888

Weighted Average Shares Outstanding - Basic	6,413	8,562	7,676
Weighted Average Shares Outstanding - Diluted	6,627	8,726	7,854
Weighted Average Shares Outstanding - Diluted, as adjustedA	6,627	8,726	7,854

Earnings Per Share - Basic, GAAP	$1.94	$0.78	$2.04
Earnings Per Share - Diluted, GAAP	$1.87	$0.76	$1.99

Earnings Per Share - Basic, as adjusted	$1.81	$1.39	$1.68
Earnings Per Share - Diluted, as adjusted	$1.75	$1.37	$1.64

Reconciliation of Income Before Taxes, GAAP to Income Before Taxes, as Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Income before taxes, GAAP	$12,449	$14,249	$23,145
Consolidated investment products (income) loss (2)	509	932	(651)
Amortization of intangible assets (3)	603	784	604
Restructuring and severance (4)	—	—	1,879
Seed capital and CLO investments (5)	1,084	2,877	(4,841)
Other (6)	3,958	497	445
Income before taxes, as adjusted	$18,603	$19,339	$20,581

Reconciliation of Income Tax Expense, GAAP to Income Tax Expense, as Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Income tax expense, GAAP	$532	$8,612	$6,869
Tax impact of amortization of intangible assets	227	303	226
Tax impact of restructuring and severance	—	—	702
Tax impact of seed capital and CLO investments	4,754	(1,387)	(270)
Tax impact of Other	1,490	(53)	166
Income tax expense, as adjusted	$7,003	$7,475	$7,693

Effective tax rate, GAAPB	4.3%	60.4%	29.7%
Effective tax rate, as adjustedC	37.6%	38.7%	37.4%
A Reflects dilutive impact to shares in all periods; differs from GAAP basis in periods of a GAAP earnings loss, if any
B Reflects Income tax expense, GAAP, divided by Income before taxes, GAAP
C Reflects Income tax expense, as adjusted, divided by Income before taxes, as adjusted

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Investment management fees, GAAP	$58,996	$60,611	$60,398
Consolidated investment products fees (2)	283	242	153
Investment management fees, as adjusted	$59,279	$60,853	$60,551

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Administration and transfer agent fees, GAAP	$9,176	$11,014	$9,588
Consolidated investment products fees (2)	35	109	32
Administration and transfer agent fees, as adjusted	$9,211	$11,123	$9,620

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Employment expenses, GAAP	$33,457	$34,376	$33,142
Employment expenses, as adjusted	$33,457	$34,376	$33,142

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2016	12/31/2015	9/30/2016
Other operating expenses, GAAP	$15,660	$12,498	$11,392
Other (6)	(3,958)	(497)	(445)
Other operating expenses, as adjusted	$11,702	$12,001	$10,947

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Payments to third-party distribution partners and third-party service providers for investment management-related services that are generally passed directly through to the external parties. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of majority owned funds and CLOs. Management believes that excluding these operating activities to reflect revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses, and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

believes that making this adjustment aids in comparing the company's operating results with prior periods.

5.
Seed capital and CLO investments - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital and CLO products can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

6.
Other - Certain acquisition-related expenses and systems-related expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense/(benefit) items, such as adjustments for uncertain tax positions, valuation allowances and other unusual items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown in the table below:

	Three Months Ended
Other (in thousands)	12/31/2016	12/31/2015	9/30/2016
System transition expenses	611	497	445
Tax impact of system transition expenses	(230)	(192)	(166)
Acquisition related expenses	3,347	—	—
Tax impact of acquisition related expenses	(1,260)	—	—
Discrete tax adjustments	—	245	—
Total Other	$2,468	$550	$279

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated sponsored investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations attributable to stockholders. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated sponsored investment products, and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings per share, as adjusted, represent net income attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, on either a basic or diluted basis.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2015 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) the withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) the inability to attract and retain key personnel; (f) challenges from the competition we face in our business; (g) adverse regulatory and legal developments; (h) unfavorable changes in tax laws or limitations; (i) adverse developments related to unaffiliated subadvisers; (j) negative implications of changes in key distribution relationships; (k) interruptions in or failure to provide service by third parties; (l) volatility associated with our common stock; (m) adverse civil litigation and government investigations or proceedings; (n) the risk of loss on our investments; (o) the inability to make quarterly distributions; (p) the lack of sufficient capital on satisfactory terms; (q) liabilities and losses not covered by insurance; (r) the inability to satisfy financial covenants; (s) the failure to complete the acquisition of RidgeWorth; (t) the inability to achieve expected acquisition-related financial benefits and synergies; and other risks and uncertainties described in our 2015 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).
Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com